EXHIBIT 31

          CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR WITH FORM 10-K

            Re:   Soundview Home Loan Trust, Series 2005-3
                  Asset Backed Certificates, Series 2005-3
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            I, Robert McGinnis, certify that:

            l. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing Distribution Date reports filed in respect of periods included in the year covered by this annual report, of Financial Asset Securities Corp. (the "Registrant");

            2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

            3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

            4. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in the report, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

            5. I have disclosed to the Registrant's certified public accountants all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

            Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated July 1, 2005 (the "Pooling and Servicing Agreement"), among the Registrant as Depositor, Litton Loan Servicing L.P. as servicer and Deutsche Bank National Trust Company as trustee.

                                         FINANCIAL ASSET SECURITIES CORP.

                                         By: /s/ Robert McGinnis
                                         ---------------------------------------
                                         Name:  Robert McGinnis
                                         Title: President
                                         Date:  March 30, 2006